GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                           SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383



To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of the Financial Statements of Web Wizard, Inc. as of and for the period from May 7, 2007 (date of inception until September 30, 2007, in this Registration Statement on Form SB-2 to be filed with the U.S. Securities and Exchange Commission.


Very Truly Yours,



/S/ George Stewart

George Stewart, CPA



January 11, 2008